Exhibit 4.2

Form of Warrant

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR SATISFACTORY ASSURANCES TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION.

WARRANT TO PURCHASE COMMON STOCK

of

Relmada Therapeutics, Inc.

Void after                              , 2019

Warrant No. ___	Date of Issuance: , 2012

This certifies that, for value received,                                                          , a                                        , or its registered assigns (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Relmada Therapeutics, Inc. (the “Company”), a Delaware corporation,                                  (                        ) (being an amount equal to 25% x the “Principal Amount” of the related Senior Subordinated Promissory Note issued pursuant to the Purchase Agreement – as defined below –, divided by the Exercise Price) shares of the Common Stock of the Company (the “Shares”), upon surrender hereof, at the principal office of the Company referred to below and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. This warrant (the “Warrant”) is issued pursuant to the “Senior Subordinated Convertible Promissory Note Purchase Agreement” dated as of                       , 2012, among the Company and certain “Purchasers” named therein (the “Purchase Agreement”). The number, character and Exercise Price of such shares of Common Stock (the “Common Stock”) are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.           Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance, and ending at the sooner of: (i) the sale, conveyance or disposal of all or substantially all of the Company’s property, assets or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (the “Change of Control”), provided that (A) this Section 1(i) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, and (B) a majority of the number of shares for which the Warrants are exercisable vote to approve the Change of Control, and (ii) 5:00 p.m., Eastern Time on the seventh anniversary of the Date of Issuance, and shall be void thereafter. For the avoidance of doubt, the Warrants shall not automatically expire upon the closing of a Pubco Transaction (as defined in the Company’s Amended and Restated Certificate of Incorporation) or a Qualified Initial Public Offering (as defined in the Company’s Amended and Restated Certificate of Incorporation).

2.           Exercise Price. The Exercise Price per share of Common Stock at which this Warrant may be exercised shall be equal to $0.08 per share as adjusted from time to time pursuant to Section 10 below (the “Exercise Price”). If the Exercise Price is adjusted, then the number of Shares issuable pursuant to this Warrant shall be appropriately adjusted, using the formula set forth in Section 1 hereof.

3.          Exercise of Warrant.

 (a)          The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than 1,000 shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable), at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company.

 (b)          Notwithstanding anything to the contrary set forth herein, upon exercise of this Warrant, the Holder may, at the Holder’s election, either (i) exercise this Warrant by paying to the Company an amount equal to the aggregate Exercise Price of the Shares being purchased or (ii) receive Shares equal to the value (as determined below) of this Warrant, or the portion thereof being cancelled, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y(A-B)
            A

Where:       X = the number of Shares to be issued to the Holder

    Y = the total number of Shares for which this Warrant is being exercised

    A = the Current Fair Market Value of one Share

    B = the Exercise Price then in effect

As used herein, Current Fair Market Value of one Share shall mean, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the business day immediately prior to the day as of which “Current Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Current Fair Market Value” of the Common Stock shall be the fair market value per share as determined in good faith by the Board of Directors of the Company, unless the Holder shall purchase such shares in conjunction with an underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933 as amended (the “Securities Act”), in which case the Current Fair Market Value shall be the price at which the Common Stock is sold to the public in such offering.

 (c)         This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.           Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.           Rights of Stockholders. Until the Holder exercises this Warrant and the Company issues the Holder Shares purchasable upon the exercise hereof, as provided herein, The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent or assert dissenter’s rights with respect to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

7.           Transfer of Warrant.

  (a)         Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder. The Holder may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

  (b)        Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

  (c)         Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with the terms of this Warrant and all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Company, if such are requested by the Company).

  (d)        Compliance with Securities Laws.

   (i)     The Holder understands that the Warrant and the Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Holder understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 11 hereof.

The Holder understands that no public market now exists for this Warrant or the Shares and that it is uncertain whether a public market will ever exist for this Warrant or the Shares.

(ii)      This Warrant and all certificates for the Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

  (e)          Disposition of the Holder's Rights.

(i)          Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(ii)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(e)(i), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial exercise date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

  (f)          Market Stand-Off.

(i)           In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company's initial public offering, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock to be issued upon exercise hereof, without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in all events terminate two (2) years after the effective date of the Company's initial public offering.

(ii)          The Holder shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions.

(iii)         Any new, substituted or additional securities which are by reason of any recapitalization or reorganization of the Company distributed with respect to the shares of Common Stock to be issued upon exercise hereof shall be immediately subject to the Market standoff, to the same extent the shares of Common Stock to be issued upon exercise hereof are at such time covered by such provisions.

(iv)         In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock to be issued upon exercise hereof until the end of the applicable stand-off period.

  (g)        Any entity to whom the Holder transfers any right to purchase the Shares pursuant to this Warrant or any of the Shares issuable upon the exercise of such right shall become a “Holder” for purposes of this Section 7.

8.           Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Amended and Restated Certificate of Incorporation (the “Certificate”) as the same may be amended from time to time to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.           Amendments.

  (a)         Any term of the Warrants, including this Warrant, may be amended, and any waiver of any term of the Warrants may be granted, with the written consent of the Company and the holders of Warrants exercisable for at least a majority of the shares of Common Stock for which all Warrants are exercisable. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Holder and each future holder of the Warrant and the Company, notwithstanding the fact that the Holder or such future holder did not consent to such amendment or waiver.

  (b)         No waivers of or exceptions to any term, condition or provision of the Warrants, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.         Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

  (a)         Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

  (b)         Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

  (c)         Anti-Dilution. The Exercise Price of the Warrant shall be adjusted on the same basis and under the same conditions as adjustment of the Company’s Series A Preferred Stock pursuant to Article IV, Section 5.3 of the Company’s Certificate.

  (d)         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11.       Registration Rights. Upon exercise of the Warrants, the shares of Common Stock issued as a result of such exercise shall have the same registration rights and be subject to the same restrictions as the Company’s Series A Preferred Stock as set forth in Sections 2 through 9 of the Investor Rights Agreement of the Company dated as of July 10, 2012.

12.         Lock Up. The Holder shall be subject to the “Lock-Up” provisions of Section 4(h)(i) of the Note Purchase Agreement, whether or not the Holder is a party thereto.

13.        Miscellaneous.

  (a)         Additional Undertaking. The Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Holder or the shares of Common Stock issued upon exercise hereof pursuant to the provisions of this Warrant.

  (b)        Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without resort to that State's conflict-of-laws rules.

  (c)         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder's permitted assigns and the legal representatives, heirs and legatees of the Holder's estate, whether or not any such person shall have become a party to this Warrant and have agreed in writing to join herein and be bound by the terms hereof.

  (d)        Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

  (e)        Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

  (f)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

  (g)        Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

  (h)         Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(Signatures appear on the following page.)

IN WITNESS WHEREOF, Relmada Therapeutics, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of                                     , 2012.

RELMADA THERAPEUTICS, INC.
By:
Name:
Title:

HOLDER

The Holder has executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Purchaser is deemed to have executed this Warrant in all respects and is bound to purchase the terms thereof as set forth in the Subscription Agreement.

NOTICE OF EXERCISE

To: Relmada Therapeutics, Inc.

(1)           The undersigned hereby elects to purchase  shares of Common Stock of Relmada Therapeutics, Inc., pursuant to the terms of the attached Warrant.

☐	Such exercise is made pursuant to Section 1(a) and the undersigned herewith makes payment of the Warrant Price for such shares in full in the amount of $ .

☐	Such exercise is made pursuant to Section 1(b) and no cash is being paid herewith.

(2)           In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are restricted securities under the 1933 Act and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

(3)           Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Name

Name

(4)           Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Name

Name

Date:	Signature: